SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        Date of Report: February 10, 2004

               (Date of earliest event reported: January 30, 2004)

                                  DynTek, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                    1-11568                    95-4228470
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(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)              Identification No.)

18881 Von Karman Avenue, Suite 250   Irvine, California           92612
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (949) 955-0078

                                       N/A
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          (Former name or former address, if changed since last report)
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Item 5. Other Events

We previously reported on the January 30, 2004 closing of a private placement of a $3,500,000 principal secured convertible three-year term note with the Laurus Master Fund Ltd. ("Laurus Funds") in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 506 of Regulation D promulgated under the Act (the "Placement").

In addition to the closing fees and reimbursements previously reported as being paid in connection with the Placement, under the terms of our Investment Banking Advisory Agreement with Duncan Capital we also became obligated (i) to pay to Duncan Capital a fee equal to $280,000 (8% of Placement offering proceeds), $210,000 in cash and $70,000 in the form of 77,778 shares of our common stock (at a value of $0.90 per share), and (ii) to issue additional warrants to Duncan Capital to acquire 388,889 shares of our common stock at $0.99 per share.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February  10,  2004                    DYNTEK, INC.

                                              By:    /s/ James Linesch
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                                                  Name:  James Linesch
                                                  Title: Chief Financial Officer